Exhibit 99.1

Discovery Labs Retains Jefferies & Company to Assist in the Evaluation
of Potential Strategic Alternatives

Warrington, PA, June 20, 2006 — Discovery Laboratories, Inc. (Nasdaq: DSCO), today announced that it has engaged Jefferies & Company, Inc., the New York-based investment banking firm, to assist the Company in identifying and evaluating strategic alternatives intended to enhance the future growth potential of the Company’s surfactant replacement therapy pipeline and maximize shareholder value. Discovery is considering multiple alternatives including, but not limited to, potential business alliances, commercial and development partnerships, financings, business combinations and other similar opportunities. No assurances can be given that this evaluation will lead to any specific action or transaction. Discovery does not plan to make future comments about the status of the evaluation of strategic alternatives unless there are material developments.

Discovery Laboratories, Inc. is a biotechnology company developing proprietary Surfactant Replacement Therapies (SRT) for multiple respiratory diseases. Surfactants are produced naturally in the lungs and are essential for breathing. Discovery’s technology produces a precision-engineered surfactant that is designed to closely mimic the essential properties of natural human lung surfactant. Discovery believes that its proprietary pulmonary surfactant platform has the potential to address multiple respiratory diseases where there are few or no approved therapies available.

Robert J. Capetola, Ph.D. President and Chief Executive Officer of Discovery commented, “The management and Board of Directors continuously evaluate our business to identify and develop opportunities for maximizing value for all shareholders. We look forward to working with Jefferies in this regard. While reviewing various strategic alternatives, the Company’s immediate priorities are to address the manufacturing and regulatory requirements for FDA approval of Surfaxin®, initiate Phase 2 clinical trials with Aerosurf™ and announce our next SRT programs to enter Phase 2 clinical development.”

Discovery’s lead product, Surfaxin, has received two Approvable Letters from the FDA for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. In addition, Discovery recently concluded patient enrollment for its Phase 2 Bronchopulmonary Dysplasia (BPD) clinical trial evaluating the potential incremental benefit of Surfaxin versus standard of care. Discovery plans to report the top-line results for this trial in the fourth quarter of 2006. Discovery is also developing Aerosurf, its proprietary SRT administered in aerosolized form, for the treatment of multiple respiratory disorders. Discovery is preparing to initiate Phase 2 clinical studies in neonates with Aerosurf administered through nasal continuous positive airway pressure (nCPAP), potentially obviating the need for intubation and conventional mechanical ventilation. Discovery is also developing aerosol formulations of SRT to potentially address Acute Lung Injury (ALI), cystic fibrosis and other respiratory conditions.

To the extent that statements in this press release are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of Discovery’s product development, events conditioned on stockholder or other approval, or otherwise as to future events, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect Discovery’s actual results and could cause results to differ from those contained in these forward-looking statements are the risk that financial conditions may change, risks relating to the progress of Discovery’s research and development, the risk that Discovery will not be able to raise additional capital or enter into additional collaboration agreements (including strategic alliances for aerosol and Surfactant Replacement Therapies), risk that Discovery will not be able to develop or otherwise provide for a successful sales and marketing organization in a timely manner, if at all, risk that approval by the FDA or other health regulatory authorities of any applications filed by Discovery may be withheld, delayed and/or limited by indications or other label limitations, risks that any such regulatory authority will not approve the marketing and sale of a drug product even after acceptance of an application filed by Discovery for any such drug product, risks that Discovery’s CMC will not satisfy the FDA, risk in the FDA or other regulatory agency review process generally, risks relating to the ability of Discovery or Discovery’s third party contract manufacturers and development partners to manufacture or provide Discovery with adequate supplies of drug substance, drug products and expertise for completion of any of Discovery’s clinical studies, risks relating to drug manufacturing by Discovery, risks relating to the integration of manufacturing operations into Discovery’s existing operations, other risks relating to the lack of adequate supplies of drug substance and drug product for completion of any of Discovery’s clinical studies, risks relating to the ability of the Company and its collaborators to develop and successfully commercialize products that will combine our drug products with innovative aerosolization technologies, risks relating to the significant, time-consuming and costly research, development, pre-clinical studies, clinical testing and regulatory approval for any products that we may develop independently or in connection with our collaboration arrangements, and risks relating to the development of competing therapies and/or technologies by other companies. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising earlier trial results. Data obtained from tests are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. Those associated risks and others are further described in Discovery’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

For more information, please visit our corporate website at www.Discoverylabs.com.

Company Contacts:

John G. Cooper, Executive Vice President and Chief Financial Officer
215-488-9490